                                                                   EXHIBIT 10.17


[US BANK LOGO]




March 3, 2000


Mr. Jeffrey B. Murphy
Chief Financial Officer
RTW, Inc.
8500 Normandale Lake Boulevard
P.O. Box 39327
Minneapolis, MN 55439


Dear Jeff:

I am pleased to advise you that U.S. Bank National Association ("U.S. Bank") has approved your request for an $8,000,000 term loan and $2,000,000 revolving credit facility in favor of RTW, Inc. U.S. Bank's proposal is described in general terms in the attached Term Sheet.

We are delighted to have this opportunity to serve your needs. This commitment is subject only to the execution and delivery of documentation in form and substance satisfactory to both parties. This commitment will expire if the transaction does not close by March 31, 2000.

Please do not hesitate to call me at (612) 973-0554 if you have any questions or comments regarding this letter or the above terms. I look forward to hearing from you.

Very truly yours,


U.S. BANK NATIONAL ASSOCIATION

/s/ Jason S. Tornow
------------------------------
Jason S. Tornow
Corporate Banking Officer
Financial Services Division


                                    Accepted and agreed to
                                    This 8th day of March, 2000
                                    RTW, Inc.


                                    /s/ Jeffrey B. Murphy
                                    ---------------------------
                                    Mr. Jeffrey B. Murphy
                                    Chief Financial Officer




cc:   Jose Peris

                                    RTW, INC.
                  TERM SHEET FOR REVOLVING CREDIT AND TERM LOAN
                        BY U.S. BANK NATIONAL ASSOCIATION
                                  MARCH 3, 2000


TERMS SPECIFIC TO TERM LOAN

BORROWER:                           RTW, Inc. ("RTW" or the "Borrower")

LENDER:                             U.S. Bank National Association ("U.S.
                                    Bank").

FACILITY AMOUNT: $8,000,000 (Eight Million and No/100 dollars).

PURPOSE:                            Buy-back of Mr. Prosser's family shares.
                                    Refinance the $6.0 million U.S. Bank
                                    bridge loan.

MATURITY:                           Five years from closing.

AMORTIZATION:                       The outstanding balance will amortize
                                    starting December 31, 2000 with payments described in the table below, and every year thereafter on December 31 with the balance of the loan due at maturity:

                                   -----------------------------------------
                                                   Principal      Maximum
                                     Due Date       Payment       Balance
                                   -----------------------------------------

                                        12/31/00      1,000,000   7,000,000

                                        12/31/01      1,500,000   5,500,000

                                        12/31/02      1,500,000   4,000,000

                                        12/31/03      2,000,000   2,000,000

                                        12/31/04      2,000,000           -

                                   -----------------------------------------

PREPAYMENTS:                        Principal prepayments will be applied to the
                                    next principal payment due. Prepayments of fixed rate notes prior to the maturity of the rate set may be subject to prepayments breakage fees. Prepayment of floating rate notes will not be subject to breakage fees.


TERMS SPECIFIC TO THE REVOLVING CREDIT FACILITY

BORROWER:                           RTW, Inc. ("RTW" or the "Borrower")

LENDER:                             U.S. Bank National Association ("U.S.
                                    Bank").

FACILITY AMOUNT:                    $2,000,000 (Two Million and No/100 dollars).

RTW, Inc.-Term Sheet for Term Loan and Revolving Credit
March 3, 2000

PURPOSE:                            General corporate purposes.

MATURITY:                           364 days from closing.

AMORTIZATION:                       Not applicable. Interest payments are due
                                    quarterly.

EXTENSION REQUEST:                  The Borrower has the right to request an
                                    extension in the revolving credit
                                    termination date for an additional 364 days, with such request being given not more than 60 days prior to the revolving credit facility termination date. U.S. Bank may at its sole discretion, but is not obligated to, agree to such request within 30 days of such request.

UNUSED FEE:                         30 basis points calculated on unused
                                    facility amount during the revolving period payable quarterly in arrears.

GENERAL TERMS TO BOTH TERM LOAN AND REVOLVING CREDIT

UPFRONT FEE:                        $100,000 ($50,000 credit given for the
                                    upfront fee paid on the $6.0 million U.S.
                                    Bank bridge loan closed on February 4, 2000.
                                    Remaining $50,000 due when commitment is accepted).

PRICING: At the option of the Borrower and subject to the terms and conditions of the Loan Documentation, one or more of the following:

                                    1.    One fixed rate option for 1, 2, 3 and
                                          6-month reserve adjusted LIBOR plus
                                          Applicable Spread. As of March 3,
                                          2000, the 1, 2, 3 and 6-month reserve
                                          adjusted LIBOR rate plus 240 basis
                                          points would have been 8.34%, 8.42%,
                                          8.52%, and 8.74% respectively.

                                    2.    Fixed rate option for 1, 2, or 3-year
                                          periods plus Applicable Spread. As of
                                          March 3, 2000, the 1, 2, and 3-year
                                          U.S. Bank Fixed Rate plus 240 basis
                                          points would have been 8.94%, 9.08%,
                                          and 9.27%.

                                    3.    The variable rate on the borrowings
                                          will be U.S. Bank's Reference Rate. As
                                          of March 3, 2000, U.S. Bank's
                                          Reference Rate was 8.75%.

APPLICABLE SPREAD:                  For the period up to and including February
                                    28, 2001, the applicable spread shall be 240 basis points for the fixed rate options.
                                    Thereafter, the applicable spreads are
                                    presented in the following table and are based on Borrower's Fixed Charge

RTW, Inc.-Term Sheet for Term Loan and Revolving Credit
March 3, 2000


                                    Coverage Ratio (as defined below)
                                    calculated based on FY2000 financial
                                    results and going from:



                                        ------------------------- -----------------------
                                         Fixed Charge Coverage         Fixed Rate
                                                 Ratio              Applicable Spread
                                        ------------------------- -----------------------

                                                < 2.00             275 basis points
                                                -

                                          >2.00, but < 3.00        240 basis points
                                                     -

                                                 > 3.0             190 basis points

                                        ------------------------- -----------------------

                                    Fixed Charge Coverage Ratio is defined as
                                    (a) the sum of: (i) Dividend capacity of ACIC calculated on rolling four quarter basis; plus (ii) Operating gain (loss) of RTW, on an unconsolidated basis for the last four quarters, plus (iii) tax benefit of interest expense

                                    Divided by

                                    (b) The sum of: (i) interest expense of
                                    holding company debt calculated on a rolling four quarter basis, plus (ii) 1/5th of all indebtedness.

PREPAYMENTS:                        Prepayments of fixed rate loans will be
                                    subject to breakage payments. Reference rate loans may be prepaid at any time on one business day's notice.

COLLATERAL:                         First priority perfected lien on all common
                                    stock of ACIC. Negative pledge on all other assets of the Borrower.

COVENANTS:                          The loan documents shall contain
                                    affirmative, negative, and financial
                                    covenants that are standard and customary for transactions of this type, including, but not limited to, the following:

                                    1.    Minimum Fixed Charge Coverage Ratio of
                                          RTW: Not permit, at any time, to be
                                          less than 1.75 to 1.00.

                                    2.    Maximum Debt of RTW: Not permit, at
                                          any time, RTW on a consolidated basis
                                          limited to $20,000,000, including
                                          letter of credit and guarantees.

                                    3.    Minimum Consolidated Net Worth of RTW:
                                          Not permit, at any time, the
                                          Consolidated Net Worth, as defined by
                                          GAAP, of Borrower to be less than $45
                                          million, excluding effects of

RTW, Inc.-Term Sheet for Term Loan and Revolving Credit
March 3, 2000


                                    FASB 115, plus 25% of cumulative positive consolidated net income after December 31, 1999.



                                 4. Minimum Statutory Surplus of ACIC: Not
                                    permit, at any time, Capital and Surplus plus IMR and AVR of ACIC to be less than $40.0 million plus 25% of cumulative positive statutory income after December 31, 1999.

                                 5. Minimum Rolling Four-Quarter Consolidated
                                    Net Earnings of RTW: Not permit, at any
                                    time, the consolidated net earnings of the Borrower, calculated on a rolling four-quarter basis, to be less than $4.0 million.

                                 6. Minimum Risk-Based Capital of ACIC: Not
                                    permit, at any time, the Adjusted Capital to Authorized Control Level Risk-Based Capital Ratio of ACIC to be less than 400%, whereas Adjusted Capital is defined as (i) capital, plus (ii) surplus, plus (iii) IMR, plus (iv) AVR.

                                 7. Minimum A.M. Best Rating of ACIC:
                                    Maintenance of A.M. Best rating of B+ or better by ACIC at all times.

                                 8. Minimum Investment-grade Investment Ratio
                                    of ACIC: ACIC's ratio of investment grade assets to total investments calculated at the lower of cost or current market value shall equal or exceed 95% at all times.

                                 9. Maintenance of property; insurance
                                    coverage. Conduct of business; maintenance of existence. Compliance with laws, including ERISA.

                                10. The following payments will be
                                    restricted: dividends, purchases,
                                    redemptions or retirements of stock, and any other payments in respect of stock. However, stock purchased from employees in accordance with incentive plans is permitting up to an aggregate of $250,000.


 REPRESENTATIONS AND
   WARRANTIES:                  Customary for credit facilities of this nature,
                                with respect to the Borrower and its
                                Subsidiaries, including but not limited to, the following:

                                1.    Corporate existence and power.

                                2.    Corporate and governmental
                                      authorization; no contravention;
                                      binding effect.

                                3.    Financial information.







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
RTW, Inc.-Term Sheet for Term Loan and Revolving Credit
March 3, 2000


                                    4.    No material adverse change except as
                                          disclosed in writing.

                                    5.    Compliance with laws, including ERISA.

                                    6.    No material litigation.

                                    7.    Payment of taxes.

CONDITIONS TO BORROWING:            Customary in credit facilities
                                    of this nature, including but not limited to, the following:


                                    1.    Receipt of 1999 Audited Financial
                                          Statements.

                                    2.    Absence of default.

                                    3.    Accuracy of representations and
                                          warranties.

                                    4.    Negotiation and execution of
                                          satisfactory closing documentation.

INFORMATION
  REQUIREMENTS:                     Customary in credit agreements of this
                                    nature, including but not limited to, the following:

                                    1.   Annual consolidated audited financial
                                         statements of the Borrower. Annual
                                         consolidating financial statements of
                                         the Borrower.

                                    2.   Quarterly consolidated and
                                         consolidating unaudited financial
                                         statements of the Borrower.

                                    3.   Quarterly and annual statutory
                                         financial statements of ACIC.

                                    4.   Quarterly compliance reports.

                                    5.   Annual Milliman & Robertson, Inc.
                                         actuarial analysis of the loss and loss
                                         adjustment expense reserves of ACIC.

                                    6.   Additional information as may be
                                         reasonably requested.

EVENTS OF DEFAULT:                  Customary in credit agreements of this
                                    nature, including the following:

                                    1.   Failure to pay any principal when due,
                                         or any interest or fees payable under
                                         the Credit Agreement within seven days
                                         of when due.

                                    2.   Failure to comply with covenants.

                                    3.   Representations or warranties false in
                                         any material respect when made.

RTW, Inc.-Term Sheet for Term Loan and Revolving Credit
March 3, 2000


                                    4.    Cross default to other debt in excess
                                          of $1,000,000 (One Million and No/100
                                          Dollars) individually or in the
                                          aggregate of the Borrower and its
                                          subsidiary.

                                    5.    Change of ownership or control.

                                    6.    Other usual defaults with
                                          respect to the Borrower and
                                          subsidiary, including insolvency,
                                          bankruptcy, regulatory takeover,
                                          ERISA, and judgment defaults in excess
                                          of $500,000.

EXPENSES:                           Borrower will pay reasonable legal and other
                                    out-of-pocket expenses of U.S. Bank related to the documentation of this transaction, including the reasonable fees and expenses of special counsel to U.S. Bank.

OTHER CONDITIONS:                   Including but not limited to the execution
                                    and delivery of documentation, in form and substance satisfactory to all parties.

EXPIRATION DATE:                    If this transaction is not documented
                                    and closed by March 31, 2000, any commitment if made will automatically expire.

GOVERNING LAW:                      Minnesota.



--------------------------------------------------------------------------------
             This term sheet is issued for discussion purposes. Substantial negotiation must still occur and neither party to the financing shall be legally bound until all the appropriate parties have signed the final documents.
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